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                                                                  EXHIBIT 10.27

                              AMENDMENT TO GENERAL
                             UNDERTAKINGS AGREEMENT
                             ----------------------


     The Amendment to General Undertakings Agreement ("this Agreement"), dated as of November 11, 1997, is made and entered into by and between Physician Health Corporation, a Delaware corporation ("PHC"), PHC St. Louis Acquisition Subsidiary I, Inc., a Georgia corporation ("Subsidiary"), Metropolitan Plastic and Reconstructive Surgery, Ltd., a Missouri corporation ("MPRS") and J. Michael Ribaudo, M.D., ("Ribaudo").

     WHEREAS, the parties to this Agreement entered into that certain General Undertakings Agreement in October 1996 (the "General Undertakings Agreement"); and

     WHEREAS, the parties to this Agreement desire to amend the General Undertakings Agreement as reflected in this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the General Undertakings Agreement as set forth below.

     1. Reference is made to paragraphs 2, 10 and 11 of the General Undertakings Agreement and the performance targets therein relating to vesting of certain options. The parties acknowledge that the period within which the specified performance targets were to have been met was, by oral agreement prior to June 1, 1997, extended to December 31, 1997. This amendment sets forth a further revised vesting schedule for certain stock options granted to J. Michael Ribaudo, M.D. and Peggy Block which is intended not to be a "modification" of such options as defined in Internal Revenue Code Section 424(h)(3).

     2. Reference is made to paragraph 2 of the General Undertakings Agreement. The parties agree that of the options to purchase 150,000 shares of PHC common stock granted to Ribaudo pursuant to paragraph 2 of the General Undertakings Agreement, options to purchase 100,000 shares of PHC common stock are fully vested as of the date of this Agreement, options to purchase 25,000 shares of PHC common stock will vest on December 31,1998 and options to purchase the remaining 25,000 shares of PHC common stock will vest on December 31, 1999. The parties acknowledge that the $600,000 payment referenced in paragraph 2 has been earned by Ribaudo and will be paid by PHC.

     3. Reference is made to paragraphs 10 and 11 of the General Undertakings Agreement. The parties agree that of the options to purchase 100,000 shares of PHC common stock granted to Peggy Block pursuant to paragraphs 10 and 11 of the General Undertakings Agreement, options to purchase 40,000 shares of PHC common stock are fully vested as of the date of this Agreement, options to purchase 20,000 shares of PHC common stock will vest on December 31, 1998, options to purchase 20,000 shares of PHC common stock will vest on December 31, 1999 and options to purchase the remaining 20,000 shares of PHC common stock will vest on December 31, 2000.
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     4. Except as modified hereby the General Undertakings Agreement remains unchanged.

Executed this 11th day of November, 1997.


PHYSICIAN HEALTH CORPORATION

By: /s/ Sarah C. Garvin
    ----------------------------------------
    Sarah C. Garvin, Chief Executive Officer



PHC ST. LOUIS ACQUISITION
SUBSIDIARY I, INC.

By: /s/ Sarah C. Garvin
    ----------------------------------------
    Sarah C. Garvin, President


METROPOLITAN PLASTIC AND
RECONSTRUCTIVE SURGERY, LTD.

By: /s/ J. Michael Ribaudo
    ----------------------------------------
    J. Michael Ribaudo, M.D., President

    /s/ J. Michael Ribaudo
    ----------------------------------------
    J. Michael Ribaudo, M.D.



Acknowledged and agreed to:

    /s/ Peggy Block
    ----------------------------------------
    Peggy Block